UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 22, 2024

CALIFORNIA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36478	46-5670947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center, Suite 1500
Long Beach, California	90831
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (888) 848-4754

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2024, California Resources Corporation (the “Company”) completed its previously announced private offering of $300.0 million aggregate principal amount of its 8.250% senior notes due 2029 (the “Notes”). The terms of the Notes are governed by the Indenture, dated as of June 5, 2024 (the “Original Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain supplemental indenture, dated as of July 1, 2024 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of August 22, 2024 (the “Second Supplemental Indenture” and, the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Notes will mature on June 15, 2029. Interest will accrue from June 5, 2024 and will be payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2024.

The Notes were offered as additional notes under the Indenture, pursuant to which the Company previously issued $600.0 million aggregate principal amount of 8.250% senior notes due 2029 (the “Existing 2029 Notes”). The Notes have substantially identical terms, other than the issue date and issue price, as the Existing 2029 Notes, and the Notes and the Existing 2029 Notes are treated as a single series of securities under the Indenture and vote together as a single class. Except with respect to Notes offered pursuant to Regulation S under the Securities Act of 1933, as amended, the Notes have the same CUSIP and ISIN numbers as, and are fungible with, the Existing 2029 Notes immediately upon issuance.

The Notes are guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries that guarantee its obligations under its revolving credit facility and its existing 7.125% Senior Notes due 2026, and the Notes will be guaranteed by certain of the Company’s future subsidiaries. The Notes and the guarantees thereof are unsecured, rank equally in right of payment with all senior unsecured debt of the Company and the Guarantors and rank senior to all of the existing and future subordinated debt of the Company and the Guarantors.

The Company may, at its option, redeem some or all of the Notes at any time on or after June 15, 2026 at the redemption prices specified in the Indenture. Prior to such time, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture. In addition, before June 15, 2026, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the applicable premium as specified in the Indenture and accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain kinds of change of control trigger events, the Company will be required to offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase. The Indenture contains other customary terms, events of default and covenants.

The above description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, which are included in Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture and the related guarantees is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 8, 2024, the Company issued a press release announcing the pricing of its upsized private offering of $300.0 million in aggregate principal amount of its 8.250% senior notes due 2029 at 101% of par. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 5, 2024, by and among the Company, the Guarantors and the Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 5, 2024, and incorporated herein by reference).

4.2	Supplemental Indenture to the Indenture, dated as of July 1, 2024, by and among the Company, the Guarantors and the Trustee (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 1, 2024, and incorporated herein by reference).

4.3	Second Supplemental Indenture to the Indenture, dated August 22, 2024, by and among the Company, the Guarantors and the Trustee.

99.1	Press Release, dated August 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

By:	/s/ Michael L. Preston
Michael L. Preston
Executive Vice President, Chief Strategy Officer and General Counsel

DATED: August 22, 2024